EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes Second Tranche of Private Placement Financing to Facilitate Talapoosa Option Payment

Coeur d’Alene, Idaho – March 29, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced that it has closed the second tranche of its previously announced non-brokered private placement (the “Offering”), by issuing 4,210,000 units (“Units”) for a total of US$1,052,500.  In the two tranches of the Offering that have closed, the Company has issued 6,155,000 Units for a total of US$1,538,750.  A final tranche is expected to close in April 2017.

The Company intends to use a portion of the net proceeds of the Offering to pay the option payment of US$1 million on its Talapoosa gold and silver property in Lyon County Nevada that is due on March 31, 2017, as well as for working capital, exploration program expenses, and costs associated with claim maintenance.

The Offering was initially announced on January 13, 2017 for a total amount of US$1.25 million.  Due to demand for the Offering, the Offering amount was increased to US$1.75 and the termination extended until April 28, 2017.  The increase and the extension were announced on March 24, 2017.

The increased Offering consists of up to 7 million Units at a price of US$0.25 per Unit for a total of US$1,750,000.  Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”) (together the “Securities”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.40 per share until the warrant expiration date of January 31, 2020.  The Company may accelerate the warrant expiration date if the price of the Company’s common stock closes at or above US$0.90 for twenty consecutive trading days.  Certain finder’s fees and consulting fees may be payable by Timberline in relation to this transaction to support in marketing this Offering.

The Offering is being completed under Rule 506(c) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable Canadian securities laws.  The terms of the Offering also include that the Company will use commercially reasonable efforts to prepare and file a registration statement under the Securities Act for resale of the shares of common stock and the shares of common stock underlying the Warrants to the extent allowed by the Securities and Exchange Commission.

The Securities offered in the Offering have not been and may not be registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  The Securities may be sold only to “accredited investors” (as defined in Rule 501(a) under Regulation D of the Securities Act), which for natural persons, are investors who meet certain minimum annual income or net worth thresholds. The Securities are being offered in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506(c) and the Company is not required to comply with specific disclosure requirements that apply to registration under the Securities Act. The United States Securities and Exchange Commission has

not passed upon the merits of or given its approval to the Securities, the terms of the Offering, or the accuracy or completeness of any Offering materials.

The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities. Securities issued to investors in Canada are subject to a four month hold period in accordance with Canadian securities laws. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the payment of and timing for the Talapoosa option payment, timing and closing of a final tranche of the offering, the total amount to be raised, pricing, anticipated timing for the closing of additional tranches of the financing and other terms of the Company’s private placement offering of Common Stock, composition or terms of the Warrant, completion of another tranche of the Offering, exercise of over-allotment option, acceleration of the warrant expiration date, the use of proceeds, filing or bringing effective a registration statement, payment of finder’s fees or consulting fees, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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